CONSULTING AGREEMENT
上市顾问合同

ATIF HOLDINGS LIMITED（Nasdaq：ATIF）
阿提夫控股有限公司
纳斯达克上市公司代码：（ATIF）

THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into and effective on 8/10/2022, (the "Effective Date") in America by and between Massimo Motor Sports, LLC (the "Company"), a company incorporated under the laws of the U.S.A and ATIF HOLDINGS LIMITED, a company incorporated under the laws of U.S.A (the "Consultant"), and collectively herein referenced as the "Parties".

本顾问合同（以下简称 "合同"）由合作双方：Massimo Motor Sports, LLC（以下简称 "公司"），一家在美国合法注册的企业，和阿提夫控股有限公司（以下简称 "顾问团队"），一家在美国納斯達克上市的企业（股票代碼：ATIF），互相确认并于 2022 年 8 月 10 日（以下简称 "生效日"）在美国签订及生效。双方公司统一简称为 "双方"。

WHEREAS, the Company recognizes that the Consultant is in the business of (i) providing business consulting, capital market advisory for business planning and strategy development, (ii) planning and assisting with fund raising activities, and (iii) providing investor and public relations services; and

鉴于，顾问团队的业务有（i）提供商业顾问服务，资本市场商业规划顾问服务，和资本市场策略发展规划，（ii）融资活动顾问服务，和（iii）提供投资人維系及公关服务；及

WHEREAS, the Company recognizes that the Consultant is not in the business of stock brokerage, investment advisory, underwriting, banking or insurance, nor will it provide any services which may require a registration or is subject to regulations under any applicable laws; and

鉴于，公司清楚知道顾问团队不提供下列服务，包括但不限于证券经纪业务，任何需要法律资格的投资建议和活动，包销，银行，保险以及任何受法律管控及领牌照的服务；及

WHEREAS, the Company deems it to be in its best interest to retain the Consultant to render such services as may be needed in order for the Company to become a "public company" in the United States of America under the applicable U.S. Securities laws (the "Going Public Process"); and

鉴于，公司清楚知道并在公司自身同意下聘请顾问团队为公司在有需要时提供相应的服务，使公司能够顺利的在美国证券法下合法的成为一家美国 "公众公司"（以下简称 "上市项目"）；和

WHEREAS, the Consultant is ready, willing and able to render such consulting and advisory services to the Company.

鉴于，顾问团队已经随时准备，愿意，并能够为公司提供此项目相关的咨询及建议服务。

NOW THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

为此，考虑到本协议所含前提、相互承诺及约定，且其充分性在此得以确认，双方当事人同意如下：

1. **Consulting Services:** The Company hereby retains the Consultant as an independent services provider to the Company and the Consultant hereby accepts and agrees to such retention. The services of the Consultant shall not be exclusive nor shall the Consultant be required to render any specified number of hours or to assign specific personnel to the Company or its projects. The Consultant agrees to serve as a consultant and advisor to the Company and to provide and/or perform some or all of the following, hereinafter collectively referred to as the "Services":

   顾问服务： 公司现在聘请顾问团队为公司的独立服务提供方，顾问团队同意此次的聘用。公司不能限定顾问团队单独只为其服务，也不能规定顾问团体最少工作时数，及不能指定某特定顾问团队成员为其公司或其下相关项目服务。顾问团队同意为公司提供以下部分或全部的咨询服务及建议服务（以下简称 "相关服务"）。

1.1. Conduct due diligence on the Company, review and advice on the Company's business plan and capital structure, assist in the development of an acquisition profile and structure, recommend financing alternatives and sources, and consult on corporate finance and/or investment banking issues.
为公司提供尽职调查，检阅及协助更新商业计划书，检阅及建议公司调整资产结构，协助建立一个收购方案及架构，推荐融资途径及资源，以及为公司的融资及/或投资银行问题进行建议。

1.2. Assist the Company in identifying suitable qualified professional firms in legal, accounting, investment banking, shares transfer agency, investor relations and other required service providers to support the Company's contemplated transition into a public company and for its subsequent offerings and investor awareness campaigns.
协助公司选择合格的律师事务所，审计所，投资银行，股票转让及寄存代理公司，投资者公关公司，及其他上市相关，后续融资及投资人宣传活动所需要的专业或持牌服务公司。

1.3. Work with other professional parties engaged by the Company in legal, accounting, investment banking and other advisors in completing all necessary tasks required for the Going Public Process including the assistance in determining the most suitable path in going public for the Company by means of (i) initial public offering ("IPO"), (ii) acquisition by or merger with a public company with business operations, (iii) merger with a public company with nominal operations other than a "special purpose acquisition company" ("SPAC") or (iv) merger with a SPAC, preparation for investor presentations, assembling due diligence materials required for interested investors or investment bankers in financing the Company's contemplated Going Public Process.
协助公司完成第三方机构包括律师所，审计所，投资银行及其他相关顾问服务公司有关上市项目所需要的项目，包括协助公司选择最为合适的上市途径，其中包括（i）首次公开招股（以下简称"IPO"），（ii）被收购或并购至一家拥有经营业务的上市公司，（iii）并购一家拥有名义业务但不是"特殊目的收购公司"(以下简称"SPAC") 的上市公司，或（iv）并购一家 SPAC 公司，协助筹备投资者介绍说明会，和协助梳理尽职调查资料以便吸引投资人或投资机构对公司的 IPO，反向收购，或并购 SPAC 等融资活动的兴趣。

1.4. Assist the Company in identifying potential employees, advisory board members, board of director members, consultants, advisors, market experts and any other person that can add value to the Company's strategy and/or business.
协助公司找寻潜在的员工，并推荐/建议咨询委员会成员，董事会人选，顾问，行业专家，及其他能为公司业务及规划带来价值的人员。

1.5. In addition, on an on-going basis, assist the Company in meeting public reporting requirements, preparing documents for debt and equity offerings, and retaining as a service provider for developing and implementing investor awareness campaigns within six (6) months after the Project Completion Date (as defined below).
另外，在"项目完成日"（相关解释在下方）后六个月内，顾问团队将持续协助公司达到公众公司的披露标准，协助准备发行股票及债券的相关文档，协助维持各服务商的关系，协助规划投资人宣传活动。

The Company acknowledges and agrees that the Consultant is not a registered broker or dealer under the applicable securities laws and, as a result, will not interact directly with any potential investors in any security offerings that the Company may undertake.

公司清楚地认知及了解顾问团队不是一个在相关证券法下注册的证券从业人员或公司，因此，顾问团队不会直接接触任何对公司股票有意向交易的潜在投资人或投资机构。

2. **Time, Place and Manner of Performance:** The Consultant shall be available for providing advice and consultation to the officers and directors of the Company at such reasonable and convenient times and places as may be mutually agreed upon. Except as aforesaid, the time, place and manner of performance of the services hereunder, including the amount of time to be allocated by the Consultant to any specific service, shall be determined at the sole discretion of the Consultant. The Consultant may render the Services in any manner that it deems appropriate, including but without limitation, by telephone, video conference and/or email, as required to perform the Services.

   日期，地点及服务方式: 双方共同了解及同意顾问团队应在合理及合适的时间及地点给与公司的管理层及董事相应的咨询及建议。除非双方提前约定，否则顾问团队提供服务的时间，地点，方式，均由顾问团队独自规划及决定。顾问团队可以使用包括但不限于电话，视讯会议，或/和电子邮件来进行相关的咨询及建议服务。

3. **Best Efforts:** The Consultant shall devote such time and effort as it deems commercially reasonable and adequate under the circumstances (in its sole discretion) to the affairs of the Company and to render the Services contemplated by this Agreement. However, the Consultant shall not be responsible for the performance of any services hereunder unless the Company has provided all the necessary information requested in writing prior thereto, nor shall the Consultant be responsible for any services that constitute the provision of a legal opinion or performance of any work that is in the ordinary course of business of a certified public accountant, registered broker and dealer or legal attorney, as appropriate. The Consultant cannot guarantee the results of the Services to the Company but shall take all reasonable means available to ensure the best possible outcome.
   尽职行为: 在本合同规定的情况下，顾问团队应尽职的，在合理及符合要求的情况下（由顾问团队独自确定）提供相应的服务内容及安排服务时间。除非公司能够提供全部相关所需的文档和信息（书面形式），否则顾问团队将无法保证顾问服务的质量。同时，顾问团队将不会提供任何应由注册会计师，注册证券经纪人，或律师提供的服务。顾问团队无法为公司担保事情的结果，但是应尽最大努力及能力为公司确保最好的结果。

4. **Compensation:** In consideration for the Services contemplated herein, the Company agrees that the Consultant shall be entitled to the compensation pursuant to the payment schedule as set forth in Annex A attached hereto (the "Consulting Fee").
   费用条款: 顾问团队为公司提供正常服务的前提下，公司应同意顾问团队拥有准时获得在本协议附录 A 中提及的费用（以下简称"顾问费"）。

   4.1. The Company acknowledges and agrees that punctual payment of all amounts due to the Consultant shall be of the essence and a condition of this Agreement.
   公司清楚知道及同意准时赋予顾问团队相关的顾问费，并清楚理解准时付款是优质顾问服务的前提。

   4.2. The Company acknowledges and agrees that the Consulting Fee shall not include any fees and disbursements of other third parties, including but without limitation, to the following:
   公司清楚知道及同意顾问费是不包含任何第三方的费用及开销包括但不限于下列机构：

   (i) legal counsel ,
   律师所服务，

(ii) accounting or audit firm,
会计所及审计所，
(iii) appraisal firm,
评估事务所，
(iv) secretarial service company,
秘书服务公司，
(v) underwriter,
承销商，
(vi) transfer agent,
股票转让及寄存代理公司，
(vii) investor relations firm, and
投资人关系公司，和
(viii) EDGAR printer,
EDGAR 印刷公司

Note: And other listing-related agencies.
备注：以及其他上市相关的中介服务机构。

All of the above shall be the responsibilities of and separately retained by the Company in its own expenses.
公司需要自费聘请名单上的专业服务商，并自行承担聘请责任。

4.3. The Company acknowledges that the Consultant is not a registered broker or dealer under the applicable securities laws, and thus the Consultant is not responsible for selling any securities for or on behalf of the Company and will not be compensated by the Company on the basis of the amount of funds raised by the Company.
公司清楚明白顾问团队不是一个在任何证券法下注册的证券经纪人，因此顾问团队不负责为公司承销任何股票亦不会在公司得到任何融资后收取任何奖励/补偿。

5. **Covenants and Obligations of the Parties:**
双方的约定和义务：

5.1. Covenants and Obligations of the Company:
公司的约定和义务：

(i) The Company agrees to cooperate with the Consultant and to furnish, or cause to be furnished, to the Consultant, any and all information and data concerning the Company the Consultant reasonably deems appropriate.
公司同意与顾问团队合作，并提供任何和全部顾问团队认为需要的文档及资料。

(ii) The Company will provide the Consultant, upon reasonable prior written notice, reasonable access during normal business hours to the Company's assets, properties, books, contracts, commitment details and records, and to the Company's officers, directors, employees, appraisers, independent accountants, legal counsel and other consultants and advisors. The Company represents and warrants that the documents and information provided to the Consultant are true, complete and accurate in all material respects.
在提前告知下，公司同意让顾问团队在正常营运时间内访问/接触公司资产，资源，文档，合约，协议和存档，以及接触公司聘请的管理层人员，董事会人员，普通员工，评估师，独立会计师，法务顾问，和其他顾问。公司担保并承诺所有提供给顾问团队的文档及资料均是准确无误的，完整的，和真实的。

(iii) The Company agrees to cooperate with the Consultant and complete any restructuring of the Company's capital or legal structure as required by the Going Public Process (the "Restructuring"). To the extent that the Company fails to complete the Restructuring pursuant to the time schedule as agreed upon by the parties, the Consultant shall be under no obligation to refund any of the Consulting Fee already received and shall not be responsible for any economic damages incurred by the Company due to such failure or delay in the Restructuring.
公司同意并愿意与顾问团队合作对公司资本和合法架构进行调整及更改以符合成为公众公司的条件。（以下简称"架构调整"）如果公司未能根据各方已定立的时间表如期完成架构调整，顾问团队将不会对公司进行任何的前期顾问费用返还，并且不承担任何因为公司对其架构调整延期/暂停中受到的经济损失。

(iv) The Company agrees to make punctual payments of Consulting Fees when they fall due. If the payment is overdue, the Company shall be required to pay to the Consultant a late payment fee calculated at the rate of 3‰ per calendar day based on the outstanding amount, unless some other arrangement has been agreed in writing between the Parties. In addition, the Consultant shall have the absolute right to terminate this Agreement upon written notice.
公司同意准时的付清顾问费用。如顾问费延期，除非双方有其他安排或确定，公司需对顾问团队额外补交延迟费用，每日为未支付之顾问费用的 3‰，并且顾问团队有权利提交书面申请單方终止这份合同。

5.2. Covenants and Obligations of the Consultant:
顾问团队的约定和义务：

(i) The Consultant shall engage appropriate staff and third party professionals that possess the necessary skill, training, background and experience so as to perform the Services in a competent and professional manner.
顾问团队需由拥有相关专业，技能和背景的员工，第三方服务组织或专家组成以确保能够专业的，尽责的提供相应的服务。

(ii) The performance of the Consultant's Services hereunder shall not violate any applicable laws or regulations or any other agreements or obligations directly or indirectly applicable to the Consultant or binding upon its assets.
顾问服务的履行不得违反任何适用的法律或法规或任何其他协议或义务，此约束直接或间接适用顾问团队及其附属资产。

(iii) The Consultant shall not take any action which may reasonably be expected to damage the business and/or reputation of the Company.
顾问团队不能做出任何能够合理的，提前知晓并能预计会对公司业务或声誉有损的行动。

(iv) The Consultant shall provide receipt(s) to the Company for any payments received.
顾问团队应为公司提供每笔已收款项的票据。

(v) For purpose of this Section 1.5, the Project Completion Date means any of the following:
对于协议条款 1.5 内项目完成日的定义为：

(1) If the Going Public Process is transacted through an IPO, the commencement of quotation or trading on the U.S. over the counter market or a national stock exchange;

如果服务项目为首次公开募股，则为在美国纳斯达克、纽交所、OTC市场或一家美国全国股票交易市场进行首次股票交易；

(2) If the Going Public Process is transacted through an acquisition by or merger with a U.S. public company with business operations, the filing of the current report on Form 8-K or 6-K by the public company announcing completion of the acquisition or merger;
如果服务项目为被收购或并购一家拥有经营业务的上市公司，则为公众公司发出的首个完成并购的 8-K 或 6-K 公告；

(3) If the Going Public Process is transacted through merger with a U.S. public company with nominal business operations other than a SPAC, the filing of the current report on Form 8-K or 6-K by the public company announcing completion of the merger;
如果服务项目为并购一家拥有名义业务的上市公司但不是"特殊目的收购公司（简称"SPAC"）"的上市公司，则为公众公司发出的首个完成并购的 8-K 或 6-K 公告；

(4) If the Going Public Process is transacted through merger with a U.S. SPAC, the filing of the current report on Form 8-K or 6-K by the SPAC announcing completion of the merger.
如果服务项目为并购一家 SPAC 公司，则为公众公司发出的首个完成并购的 8-K 或 6-K 公告。

6. **Services following Project Completion Date:** The Consultant agrees to provide on-going investor relations and/or communication channel services to the Company for a period of six (6) months following the Project Completion Date as set forth in Section 1.5 hereof. Shall the Company desire to engage the Consultant after expiration of such six-month period, both parties shall enter into a separate agreement pursuant to terms and conditions mutually agreed upon.
项目完成日后的服务内容： 顾问团队同意为公司在本协议条款 1.5 内设定的项目完成日后六个月内继续协助维护服务商关系、沟通渠道及协助规划投资人宣传活动。如果在六个月后公司继续聘用顾问团队的服务，双方需重新为后续服务签订新的合同。

7. **Independent Contractor:** The Consultant agrees to perform its consulting duties hereto as an independent contractor, as that term is commonly defined in a business context. The Consultant understands and acknowledges that this Agreement shall not create or imply any agency relationship between the parties, and the Consultant will not commit the Company in any manner except when a commitment has been specifically authorized in writing by the Company.
独立缔约方： 顾问团队同意作为独立缔约方履行其服务和职责，其含义等同在商业合约内普遍认定的。顾问团队清楚并明白本协议不代表且不能作为与合同内所有组织建立任何归属关系，并且顾问团队，除非在得到公司在书面上允许的前提下，不得代表公司作出任何行为。

8. **Term of Agreement:** It is understood that upon execution, this Agreement shall commence on the Effective Date and continue in full force and effect unless otherwise terminated by either party pursuant to this Agreement or by both parties upon mutual consent. Notwithstanding the foregoing, the termination or expiration of this Agreement shall not in any way limit, modify or otherwise affect the rights of the Consultant to receive compensation due and reimbursement of expenses incurred by the Consultant up to the date of termination or "Project Completion Date".

协议期限：当本合同启动后，双方均知晓本协议将在生效日生效，并将持续有效直至单方强制终止或协议定义的"项目完成日"。尽管有上述规定，本协议的强制终止或过期将不会在任何情况下限制，更改，或影响顾问团队收取任何在合同终止日前的服务费和所有因公产生的费用的权利。

9. **Expenses:** It is expressly agreed and understood that each party shall be responsible for its own out-of-pocket business expenses which includes, but are not limited to, long distance communication expense, copying charge, printing cost and mailing charge for materials between the Parties hereto. Any travel expenses (including accommodation and meals charges), which are incurred by the Consultant for rendering of the Services herein and with the prior written approval of the Company, shall be accrued and reimbursed by the Company to the Consultant on a monthly basis.
费用: 在各方明确同意并理解下，各方都应为各自负责其的正常商业业务产生的费用包括但不限于长途电话费，复印和打印费，和各方的邮寄或快递任何材料的费用。任何由公司提出或经公司事前同意, 因顾问服务需要而产生的差旅费用 (包含住宿及餐费)，顾问团队每月进行准确的报销, 并需由公司按每月支付于顾问团队。

10. **Confidentiality:**
保密条款:

10.1. Each party acknowledges that it will, from time to time, have knowledge of or access to material information, as well as certain confidential information of the other party and its affiliates that are valuable, special and unique assets and property of the other party and such affiliates (collectively, the "Confidential Information"). Each party shall not disclose or disseminate the Confidential Information of the other party to any third parties unless authorized in writing by the other party to do so and as may be necessary in the performance of its obligations under this Agreement.
各方均知晓在合作过程中的某时段，将会接触到对方某些具有价值，特殊意义，和具有唯一性的机密材料和讯息（所有这类材料和讯息统一均称为"机密信息"）。除非得到对方书面授权且因需要履行本合同的任何行动，各方均不得将对方的机密信息公开或散播于任何第三方。

10.2 Notwithstanding the other provisions of this Agreement, nothing received by a party will be considered to be the other party's Confidential Information if: (a) it has been published or is otherwise readily available to the public other than by a breach of this Agreement; (b) it has been rightfully received from a third party without confidential limitations; or (c) it has been independently developed without access to the other party's Confidential Information.
尽管有上述规定，对方发送的任何资料如符合下列定义内，均不被列为机密信息：（a）信息内容已经被发表或能被大众在因非本协议的关系下获取得到的；（b）在没有保密的限制下，从第三方合法获取的；或（c）在没有接触对方机密信息下, 信息内容独立产生或被发现。

11. **Force Majeure**: A party will be not be considered in breach or in default because of, and will not be liable to the other party for, any delay or failure to perform its obligations under this Agreement by reason of fire, earthquake, flood, explosion, strike, riot, war, terrorism, change of law and regulation and policy somewhere involved in Company's shareholding structure and listing location, or similar event beyond that party's reasonable control (each a "Force Majeure Event"). However, if a Force Majeure Event occurs, the affected party shall, as soon as practicable: (a) notify the other party of the Force Majeure Event and its impact on performance

under this Agreement; and (b) use reasonable efforts to resolve any issues resulting from the Force Majeure Event and perform its obligations under this Agreement.
不可抗力事件： 如本协议因由火灾、地震、洪水、爆炸、罢工、暴动、战争、恐怖主义，或因公司股权架构涉及地及上市地之法律、法规、政策变化等原因或类似的无法合理控制的事件原因下无法履行其义务，将不会对另一方的任何延迟或失败定义为毁约或违约（每一种均确认为"不可抗力事件"）。但是，如果当一件不可抗力事件发生时，受影响方需在合理的时间内及时的：（a）通知另一方此不可抗力事件的发生和此事件将会对在本协议规定下的所有活动的影响；和（b）尽力的去调解任何因不可抗力事件发生造成的问题并履行其在协议内义务。

12. **Conflict of Interest:** The Consultant shall be free to perform services for other persons. The Consultant will notify the Company in writing if its performance of services for any other person, entity or company could conflict with its obligations under this Agreement. Upon receiving such notice, the Company may terminate this Agreement or give its consent to the Consultant for undertaking other conflicting consulting activities at the same time.
利益冲突： 顾问团队可以为任何其他人提供顾问服务。如服务对象与公司有利益冲突，顾问团队会给与公司书面通知，当公司收到此书面通知后，公司可选择终止本协议或同意顾问团队继续进行其他业务。

13. **Notices:** Any notices required or permitted to be given under this Agreement shall be sufficient if in writing and delivered or sent by registered or certified mail, or by express mail or other recognized overnight courier to the principal office of each party.
通知： 根据本协议要求或允许的任何通知，应有充裕的时间，以书面并使用挂号信或专业快递的形式送达对方公司总部。

14. **Assignment:** This Agreement and (i) the rights and obligations of the Consultant hereunder, and (ii) the rights and obligations of the Company hereunder, shall not be assignable without the written consent of the other party.
项目归属： 本合同和（i）本协议顾问团队的权利和义务，以及（ii）本公司的权利和义务，未经另一方书面同意不得转让。

15. **Governing Law: Dispute Resolution:** This Agreement shall be deemed to have been made in the state of California and shall be construed, and the rights and liabilities determined, in accordance with the law of the State of California, without regard to the conflicts of laws rules of such jurisdiction. Any controversy or claim relating to or arising from this Agreement (an "Arbitrable Dispute") shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the Judicial Arbitration and Mediation Service (the "JAMS" as such rules may be modified herein or as otherwise agreed by the Parties in controversy. The forum for arbitration shall be Los Angeles County, California. Following thirty (30) days' notice by any party of the intention to invoke arbitration, any Arbitrable Dispute arising under this Agreement and not mutually resolved within such thirty (30) day period shall be determined by a single arbitrator upon which the parties agree.
适用法律：争议解决： 本协议应被视为在加利福尼亚州制定，并应根据加利福尼亚州法律进行解释和确定权利和责任，不考虑冲突 此类管辖权的法律规则。 与本协议有关或由本协议引起的任何争议或索赔（"可仲裁争议"）应根据司法仲裁和调解服务的商业仲裁规则（"JAMS"，因为此类规则可能在此处修改或 争议双方另有约定。仲裁地应为加利福尼亚州洛杉矶县。在任何一方提前三十 (30) 天通知有意提起仲裁后，根据本协议产生且未相互解决的任何可仲裁争议 在这三十 (30) 天的期限内，应由双方同

意的一名仲裁员确定。

16. **Severability:** All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, the Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.
可分割性: 本合同的全部内容均可切割为单独内容，如果本合同的任何单独内容被法院定义为违法，本合同将会剔除违法部分并继续执行其余部分。

17. **Entire Agreement:** This Agreement constitutes and embodies the entire understanding and agreement of the parties and supersedes and replaces all other or prior understandings, agreements and negotiations between the parties.
整体协议: 本协议包含了双方所有的认知和协定。本协议为超越并替代任何之前双方的合同和认知。

18. **Waiver and Modification:** Any waiver, alteration or modification of any of the provisions of this Agreement shall be valid only if made in writing and signed by the parties hereto. Each party hereto, may waive any of its rights hereunder without affecting a waiver with respect to any subsequent occurrences or transactions hereof.
弃权和修改声明: 任何对于本合同条款的修改、更新或舍弃均需要得到双方书面确认后方能生效。任何一方均可以在不影响其他条款下放弃其自身在本协议内的权益。

19. **Counterparts and Facsimile Signature:** This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.
副本和电子签名: 本合同可复印，在内容相同的情况下，可同时执行并且均视为正本。所有电子签名用于执行并交付本合同内的条款和服务是均视为有效的，并对各方均附带相关的责任和权力。所有双方认可的本电子版合同和签名均视为能够有效执行的正本档。

20. **Previous Agreement Superseded:** Any previous agreement or understanding, whether written or oral, relating to the corporation between Massimo Motor Sports, LLC and ATIF is hereby superseded, replaced in its entirety by this Agreement, and considered null and void.
先前的协议已被取代: 任何先前的协议，无论是书面的还是口头的，关于 Massimo Motor Sports, LLC 和 ATIF 之间的合作有关，特此被本协议全部取代，并被视为无效。

21. **Conflict of Context between English and Chinese:** This Agreement is written in both English and Chinese. However, if conflicts arise between the two versions, the English version shall prevail.
中英文内容冲突: 此合同为中英文版本，如内容出现冲突，以英文内容为准。

(The following has no content, only for signature.)
(以下除签名页外无正文内容)

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, effective as of the date set forth below.

兹证明，双方当事人已按时履行并交付本合同，自下文规定之日起生效。

Party A 甲方: Massino Motor Sports LLC

Representative 代表人: David Shan

Title 职称：CEO

Signature 签名:

Date 日期: 8/12/2022

Party B 乙方: ATIF HOLDINGS LIMITED 阿提夫控股有限公司.

Representative 代表人: Jun Liu 刘军

Title 职称：Chairman & CEO

Signature 签名:

Date 日期: 8/12/2022

ANNEX A: Content of Consulting Services and Installments

附件 A：顾问服务内容及支付时间表

The Company shall pay the Consultant a fixed Consulting Fee in the aggregate amount of Eight Hundred Thousand U.S. Dollars ($800,000) . The Consulting Fee shall be paid in the following installments:
公司应付顾问团队一个固定顾问费用，总额为 80 万美元。顾问费用需以下列分期方式付清：

Content of Consulting Services 服务内容	Installments 支付时间
First phase: The Consultant shall conducts due diligence services for the Company and issues the following documents and reports: **第一阶段**：顾问团队将开始为公司做尽职调查服务，为公司出具： 1. Going public qualification report.是否具备上市资格报告； 2. Going public proposal and detailed going public plan and process schedule.上市方案及计划上市进程的时间明细文件； 3. Equity structuring proposal for going public.上市架构的股权设计方案； Upon completion of this phase of service, the company issues a certificate of completion of the phase of service. 该阶段服务完结，公司出具阶段服务完结证明。	First installment is **<u>three hundred thousand U.S. Dollars (US$300,000)</u>** which shall be paid within five (5) days following the Effective Date of this agreement. 第一期费用为<u>三十万美元</u>，需在本合同签订之日起五个工作日内，由公司向顾问团队支付；
Second phase: The Consultant shall assists the Company in the selection and negotiation of third-party institutions and assists the Company in the connection with third-party institutions. **第二阶段**：顾问团队将开始为公司做聘请第三方机构并辅助公司与第三方机构对接： 1. Assist the Company in selecting IPO law firms, accounting and auditing firms with PCAOB qualification, underwriters and market & industry analysis institutions.选择并签署上市IPO 律师事务所、具备 PCAOB 资质的会计审计所、投行承销商、市场行业分析机构； 2. Assist the Company in pre-financial structuring, communication and coordination with auditing institutions until the audit's entrance.协助公司进行前期财务梳理和与审计机构进行沟通和协调直至审计进场； 3. Assist the Company in finishing the business presentation and financing valuation plan.辅助公司完成商业计划书及融资估值方案；	Second installment is **<u>three hundred thousand U.S. Dollars (US$300,000)</u>** which shall be paid upon completion of First phase to start the Second phase of work. 第二期费用为<u>三十万美元</u>，需在第一阶段工作完结后，由公司支付给顾问团队以开启第二阶段工作；

4. Assist the Company in preparing and completing attorney's Due Diligence documents.协助公司准备完成律师尽调文件； Upon completion of this phase of service, the company issues a certificate of completion of the phase of service. 该阶段服务完结，公司出具阶段服务完结证明。	
Third phase: The Consultant shall assists the Company shall assist IPO attorneys in completing the IPO prospectus: **第三阶段：**顾问团队将协助 IPO 律师完成上市招股书： 1. Filing a formal prospectus to SEC and assisting the Company in replying to SEC's hearing to obtain SEC's final public listing approval.正式向 SEC 递交招股书并协助公司回答 SEC 聆讯问题和获得 SEC 最终上市批复公示； 2. Assist the Company to conduct public offering roadshows for financing.协助公司进行公募路演融资； Upon completion of this phase of service, the company issues a certificate of completion of the phase of service. 该阶段服务完结，公司出具阶段服务完结证明。	Third installment is **one hundred thousand U.S. Dollars (US$100,000)** which shall be paid upon completion of Second phase to start the Third phase of work. 第三期费用为十万美元，需在第二阶段工作完结后，由公司支付给顾问团队以开启第三阶段工作；
Fourth phase: The Company's initial trading of shares on the exchanges. **第四阶段：**公司首次股票在交易所开盘交易。 Upon completion of this phase of service, the company issues a certificate of completion of the service. 该阶段服务完结，公司出具服务完结证明。	Fourth installment is **one hundred thousand U.S. Dollars (US$100,000)** which shall be paid within three days upon the Company's successful IPO and trading. 第四期费用为十万美元, 需在公司成功 IPO 开盘交易后三日内向顾问团队支付。

Note: Annex A and the Agreement are integral contracts and have the same legal effect as in the Agreement.
备注：本服务费用清单与本协议为一体合同，同具备协议中的法律效应。

ATIF Holdings Ltd
阿提夫控股有限公司